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                                                                   Exhibit 10.70

                             SHAREHOLDERS AGREEMENT

                                      DATED

                                 APRIL 9TH 2004

                                     BETWEEN

             Asian Telecommunication Investments (Mauritius) Limited

                                       AND

                             UMT Investments Limited

                                       AND

                         Usha Martin Telematics LIMITED

                                   ----------

                                  In respect of

                         Usha Martin Telematics LIMITED

                                   ----------

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                                    [GRAPHIC]

                     Description [Indian Banknote Specimen]

                             SHAREHOLDERS AGREEMEMT

THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made the 9TH day of April
2004:

BETWEEN:

A. Asian Telecommunication Investments (Mauritius) Limited, a company incorporated in Mauritius whose registered office is at 4th floor Les Cascades Building, Edith Cavell Street, Port Louis, Mauritius ("ATIM") of the FIRST PART; and

B. UMT Investments Limited, a company incorporated in India whose registered office is at 2A, Landmark, 228A. A.J.C. Bose Road, Kolkata 700 020 ( "UMTI"); Jaykay Finholding (India) Private Limited, a company incorporated under the Companies Act, 1956 whose registered office is at 240, Navsari Building, 1st Floor, DN Road, Mumbai 400001, India ("UMTI") of the SECOND PART.

C. Usha Martin Telematics Limited, a company incorporated in India whose registered office is at 2A, Landmark, 228A. A.J.C. Bose Road, Kolkata 700 020 (the "Company") of the THIRD PART;

(ATIM and UMTI shall be hereinafter referred to as "Party" and collectively as "Parties")

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WHEREAS:

A. The Company has been incorporated with the main object of making investments in Indian companies.

B.   The present shareholding of the Company is as follows:

     ATIM: Representing 49% of the share capital of the Company
     UMTI: Representing 51% of the share capital of the Company

C. UMTI, a company incorporated in India holds 51% of the share capital of the Company, and the balance 49% of the share capital of the Company is held by ATIM.

D. The Parties are desirous of entering into this Agreement to confirm their understanding regarding the regulation of the affairs and management of the Company, and the relationship of the Shareholders thereof.

E. The Company is being joined as a confirming party, inter alia as to the matters contained in this Agreement materially affect the administration of the Company.

NOW THEREFORE, the Parties hereby agree as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions.

     In this Agreement, the following words and expressions shall, except where the context otherwise requires, have the following meanings:

     "Act" means the Indian Companies Act, 1956, as amended from time to time, or any statutory modification or re-enactment thereof,

     "Affiliate" when used with reference to any corporate entity shall mean another company controlled by, controlling or under common control with that entity, where "control" means either (i) the ownership, either directly or indirectly, of more than fifty percent (50%) of the voting shares or comparable interests in such entity or other company, as the case may be, or (ii) the right to elect the majority of the directors of such entity or other company, as the case may be, where such rights may be exercised without the consent of any third party.

     "AGM" means the annual general meeting of the Company;

     "Alternate Director" shall have the meaning set forth in Clause 6.6;

     "Arbitration Act" shall have the meaning set forth in Clause 12.2(a);

     "Articles" means the Articles of Association of the Company in the form attached as Schedule 1 hereto and to be adopted at a meeting of the Shareholders;

     "ATIM Director(s)" shall have the same meaning set forth in Clause 6.1;

     "ATIM Shares" means the equity shares of the Company held by ATIM, constituting 49% of the total issued and paid up equity share capital of the Company at the date hereof, and shall include any further shares issued under the terms hereof;

     "Auditors" means the statutory auditors of the Company appointed from time to time;

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     "Board" means the board of directors of the Company;

     "Business" means the business of the Company being the investment in the telecom sector in India and matters incidental thereto;

     "Business Day" means a day on which scheduled banks are open for business in Mumbai;

     "Chairman" shall have the same meaning set forth in Clause 6.4;

     "Change of Control" means with respect to a Shareholder:

     (a) the acquisition by a person or a related group of persons after the date of this Agreement of 50% or more of the issued capital (with ordinary voting powers) of a Shareholder or ultimate holding of that Shareholder; or

     (b) substitution of the person or group of persons holding the power (as at the date of this Agreement), whether directly or indirectly, to direct or cause the direction of management and policies of that shareholder, whether through ownership of shares, contract or otherwise.

     "Director" means a director of the Company from time to time;

     "Effective Date" means the date of this Agreement.

     "EGM" means the extraordinary general meeting of the Company;

     "Event of Default" shall have the meaning set forth in Clause 9.2(a);

     "Fascel" means Fascel Limited, a company incorporated under the Companies Act, 1956 which is presently carrying on the business of providing cellular telephone services in the state circle of Gujarat;

     "HTEL" means Hutchison Telecom East Limited, a company incorporated under the Companies Act, 1956 which is presently carrying on the business of providing cellular telephone services in the metro city of Kolkata;

     "Offeror" shall have the meaning set forth in Clause 4.5 (a);

     "Offeree" shall have the meaning set forth in Clause 4.5 (a);

     "Original Director" shall have the meaning set forth in Clause 6.6;

     "Person" shall mean any natural person, limited or unlimited liability company, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, ministry, department, commission, self-regulatory organisation, arbitrator, board, or other entity, enterprise, authority or business organisation;

     "Rupees" or "Rs." means the lawful currency for the time being of India;.

     "Sectoral Cap" shall mean the maximum prescribed limits of foreign investment in the telecom sector imposed by the Government of India from time to time (which at present limits foreign direct investment to 49% of the equity share capital of any company in the telecom sector);

     "Share" or "Shares" means, as applicable, equity share or shares of par value of Rs. 10 (Rupees ten) each in the Company;

     "Shareholder" means a holder of Shares in the Company;

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     "Termination Notice" shall have the meaning set forth in Clause 9.2;

     "Transfer" means to transfer, sell, assign, pledge, hypothecate, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law or in any other way subject to any encumbrance or dispose of, whether or not voluntarily;

     "Transfer Notice" shall have the meaning set forth in Clause 4.5; and

     "Transfer Price" shall have the meaning set forth in Clause 4.6;

     "UMTI Directors" shall have the meaning set forth in Clause 6.1;

     "UMTI Shares" means the equity shares of the Company held by UMTI, constituting 51% of the total issued and paid up equity share capital of the Company at the date hereof, and shall include any further shares issued under the terms hereof;

1.2  Interpretation.

     In this Agreement, unless the context otherwise requires:

     (a) words denoting the singular number shall include the plural and vice versa;

     (b) words denoting a person shall include an individual, corporation, company, partnership, trust or other entity;

     (c) heading and bold typeface are only for convenience and shall be ignored for the purposes of interpretation;

     (d) references to the word "include" or "including" shall be construed without limitation;

     (e) references to this Agreement or to any other agreement, deed or other instrument shall be construed as a reference to such agreement, deed or other instrument as the same may from time to time be amended, varied, supplemented or noted;

     (f) reference to any party to this Agreement or any other agreement or deed or other instrument shall include its successors or permitted assigns;

     (g) a reference to an article, clause, paragraph or schedule is, unless indicated to the contrary, a reference to an article, clause, paragraph or schedule of this Agreement;

     (h) the schedules attached to this Agreement form an integral part of this Agreement and will be of full force and effect as though they were expressly set out in the body of this Agreement;

2.   CONDITIONS PRECEDENT

2.1 This Agreement shall come into effect on the Effective Date but is conditional upon receipt of certified true copies of all and any resolutions authorising each party respectively to enter into this Agreement and sign and do all necessary acts incidental thereto;

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3.   SHARE CAPITAL

3.1  Issued Share Capital

     On the Effective Date the issued and paid up share capital of the Company, shall be in the proportion of 49:51 by ATIM and UMTI respectively in respect of the Shares.

3.3  Additional Capital Contribution

     The Board may from time to time call for and issue additional capital contribution, which may, in the determination of the Board, be required for funding the Business or the operations or growth of the Company. Any such call shall not be in breach of the Sectoral Caps. In the absence of any agreement to the contrary, the Parties shall alone be required to contribute such additional capital.

3.4  Shareholding Pattern

     Unless otherwise agreed between the Parties, they shall maintain a ratio of 49:51 amongst ATIM and UMTI respectively in the issued and paid up equity share capital of the Company.

4.   TRANSFERS

4.1  Restrictions on Transfer

     Except as otherwise provided in this Agreement, or as otherwise agreed between the Parties;

     (a) any Transfer of the Shares shall be subject to the provisions of this Clause 4.

     (b) no Transfer of any Shares shall be made which would result in any breach of the Sectoral Cap.

4.2  Transfer to Affiliates

     Subject only to Clause 4.1, at any time during the term of this Agreement, any Party shall have the right to Transfer its Shares to one or more Affiliates, which Transfer may be effected in one or more separate transactions, provided that:

     (a)  prior to any such Transfer:

          (i) the transferring Shareholder shall provide written notice of such Transfer to the other Shareholders, such notice to specify the number of Shares to be transferred and the name or names of the Affiliates to whom the Shares are to be transferred; and

          (ii) the Affiliate shall have unconditionally undertaken to be bound by the terms of this Agreement and shall have executed a deed of adherence; and

     (b) if at any time during the term of this Agreement, any such transferee ceases to be an Affiliate of the transferor, the Shares held by it shall be transferred back to the original Shareholder or any Affiliates thereof of the transferor, except as otherwise agreed by the Parties.

4.3  Put Option

          UMTI shall have the right to require ATIM to purchase the UMTI Shares in accordance with the procedure laid down in Clause 4.5 below and at a fair market value determined in accordance with Clause 4.6 below,

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4.4  Call Option

     (a) ATIM shall have the right at any time to purchase the UMTI Shares or any of them in accordance with the procedure laid down in Clause 4.5 below and at a fair market value determined in accordance with Clause
          4.6 below.

     (b) ATIM may nominate a third party as a transferee or purchaser of the UMTI Shares which, to the extent required by the Sectoral Cap shall be an Indian party.

4.5  Transfer Procedure

     (a) The options an specified in Sections 4.3 4.4 and 4.7 shall be exercised by a written notice ("Transfer Notice") from the party exercising such option/right ("Offeror") to the other Party ("Offeree") and the effective date of its exercise shall be the date of the said written notice. Any resulting sale or acquisition shall be subject to the approval of any other competent regulatory agencies and shall be completed within the periods stipulated by Clause 4.5(c) or such other extended time which may be required for any determination under Clause 4.6 or to comply with applicable laws (including the obtaining of requisite approvals).

     (b) Any notice given by ATIM (or response to any notice by UMTI) shall stipulate the name of any third party nominated to purchase or take a transfer of the UMTI Shares in question.

     (c) Any Transfer of the Shares shall, subject to any agreement between the Parties to the contrary and Clause 4.5(a), be completed within a period of 90 days from the Transfer Notice in question.

     (d) Upon the failure of the Offeree to comply with the provisions of this Clause 4 (or of any extension thereof necessary to obtain requisite approvals) or any determination of the Transfer Price under Clause 4.6 whichever is later, the Offeree shall be deemed to have irrevocably appointed the Company as its attorney to deal with the matter in accordance with the directions of the Offeror. The Offeree hereby agrees to abide by the directions of the Offeror and undertakes to do or procure all necessary things and execute all necessary forms, documents and agreements to implement such directions.

4.6  Transfer Price

     Except as stipulated by Clause 4.7 and subject to the requirements of regulatory provisions, the Transfer Price on any Transfer pursuant to this Agreement shall be as determined below:

     (a) such fair market value as may be agreed between the Parties; and failing such agreement

     (b) such fair market value as may be determined by the overseas offices of Goldman Sachs whose decision shall be final and, for which purpose, Goldman Sachs shall act as an expert and not as an arbitrator and shall not be bound to disclose reasons for its determination.

4.7  Default Option

     (a) Following any Event of Default on the part of UMTI, ATIM shall have the right to require UMTI to sell to ATIM or any person that ATIM nominates all (but not part only) of the UMTI Shares at ninety percent (90%) of the Transfer Price determined in

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          accordance with Clause 4.6 and as per the procedure laid down in
          Clause 4.5

     (b) Following any Event of Default on part of ATIM, UMTI shall have the right to require ATIM or any person that ATIM nominates to purchase all (but not part only) of the UMTI Shares at one hundred and ten percent (110%) of the Transfer Price determined in accordance with Clause 4.6 and as per the procedure laid down in Clause 4.5;

4.8  Repayment of Loans etc.

     Upon a Transfer of all the Shares held by any Party in accordance with the terms of this Agreement:

     (a) that Party shall repay all loans, loan capital, borrowing and indebtedness in the nature of borrowing owed by it to the Company (together with any accrued interest);

     (b) the Company shall repay all loans, loan capital, borrowing and indebtedness in the nature of borrowing outstanding to the Company from that Party (together with any accrued interest), to the extent that any such loans, borrowings, and indebtedness are not transferred to any purchaser or transferee of Shares in question; and

     (c) the continuing Parties shall use all reasonable efforts to secure the release of any guarantees or indemnities given by the other Party to or in respect of the Company.

4.9  Stamp Duty

     The purchaser of any Shares pursuant to the provisions of this Agreement shall be liable to bear and pay the stamp duty for the transfer/purchase of such Shares.

5.   SHAREHOLDER MATTERS

5.1  Meetings of Shareholders

(a) An AGM of the Company shall be held each calendar year, provided that not more than fifteen months shall have elapsed between one AGM and the next. Any meeting of the Shareholders other than an AGM shall be an EGM. An AGM or EGM may be called by giving at least twenty-one (21) days' written notice to the Shareholders.

(b) The quorum for an AGM or EGM with respect to any agenda shall be at least two (2) Shareholders present in person, provided that at least one representative of UMTI and ATIM shall be present in order to constitute a valid quorum. If a proposed AGM or EGM with respect to any agenda is not validly constituted as required by this sub-clause (b), or if a quorum is not maintained throughout such meeting, the meeting shall be adjourned to a subsequent day which shall be no later than seven (7) days after the previous adjourned meeting. In the event that no quorum is present at the adjourned meeting, the Shareholder(s) present shall constitute a quorum and proceed with the meeting.

(c) The Chairman (appointed in accordance with Clause 6.4) shall be chairman of each AGM or EGM. If the Chairman is not present, the Shareholders present may elect any other director present as the chairman of the said AGM or EGM. The chairman of the AGM or EGM shall not have a casting vote.

(d) Subject to Clause 7.2, all resolutions shall, unless otherwise required by the Act or other applicable law, be passed by a simple majority of

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     the total votes of all the Shareholders present and voting at the AGM or
     EGM, as the case may be.

5.2  Covenants of Parties.

     The Parties agree, covenant and undertake

     (a) not to exercise or fail to exercise any of its voting or other rights in the Company available either under this Agreement or by law, in a manner which may have an adverse effect on the business and operations of the Company or the interests of the other Party;

     (b) not to exercise or fail to exercise any of its voting or other rights in the Company available either under this Agreement or by law, in a manner which may be inconsistent with the terms of this Agreement.

          to take all necessary action (corporate or otherwise) to cause the Company at all times to retain the investment made in the shares of Fascel and HTEL, unless otherwise agreed.

6.   BOARD OF DIRECTORS.

6.1  Constitution of the Board.

(a) Subject to the provisions of the Act and the provisions of sub-clause (b) of this Clause 6.1 and this Agreement generally, the Board shall consist of five Directors of which two shall be nominated by ATIM ("ATIM Directors"), and three shall be nominated by UMTI (the "UMTI Directors"). The Board shall have the overall responsibility for management of the Company and may appoint and delegate such day to day functions to the Chairman, the Managing Director, the Manager or to a committee, as it deems fit and as may be mutually agreed between ATIM and UMTI.

(b) The appointment or removal of any Director shall be subject to majority approval of the Board, for which purpose the Director in question shall not be entitled to vote.

(c) If at any time the Act or any other applicable law should require an increase or decrease in the number of directors constituting the Board, such increase or decrease shall be effected in a way that preserves the proportional representation on the Board between the Parties in accordance with the provisions of this Agreement.

(d) Save the Managing Director if any, the rest of the Directors shall be liable to retire by rotation in accordance with the Articles.

6.2  Meetings of the Board.

(a) Any meeting of the Board shall be held in accordance with the Articles. The Chairman shall, at the request of any Director, convene a Board meeting (unless waived by all Directors) by giving at least fourteen (14) Business Days' prior written notice of the meeting specifying the place, date and time thereof to all the other Directors together with the agenda and details pertaining to the meeting including the nature of the business to be transacted. The notice of the Board meeting shall be given to each Director at the address of the Director whether in or outside India provided to the Company for the said purpose. Such notice of Board meetings may however be waived with the consent of all the Directors. The meetings of the Board shall be held in India, or at any place outside India with the consent of all the Directors. Any resolution passed at a Board meeting shall not be binding on the Company if the notice of the Board meeting has not been given in the manner prescribed herein or the matter decided was not included in the agenda, provided that

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     these requirements may be waived with the consent of all the Directors.

(b) The quorum for any Board meeting shall be at least two Directors, provided that the presence of an ATIM Director and UMTI Director shall be necessary to constitute quorum. If the quorum is not present throughout the meeting, then the meeting may be adjourned to a Business Day not less than seven (7) days from the date of the original meeting; on the same day of the week, time and place, unless otherwise notified. In the event that no quorum is present at the adjourned meeting, any two Directors (including always an ATIM Director) present shall constitute the quorum and proceed with the meeting.

(c) Subject to Clause 7.1, all decisions of the Board shall be taken by a majority vote of the Directors present or represented and voting at a Board meeting.

6.3  Resolutions by Circulation.

     Subject to the provisions of the Act, resolutions of the Board may be passed by circulation, if the resolution has been circulated in draft, together with necessary papers, if any, to all the Directors, and has been approved and signed by all Directors entitled to vote on the resolution.

6.4  Chairman.

     The Board shall appoint a Chairman who shall be one of the UMTI Directors. Each meeting of the Board shall be chaired by the Chairman. The Chairman shall not have a casting vote. In the absence of the Chairman at any meeting the Directors shall appoint one of their number to chair the meeting in question.

6.5  Managing Director/Manager

     UMTI shall, subject to the provisions of Clause 7.1, have the power to nominate any Managing Director or Manager of the Company, who shall have such powers as may be decided by the Board from time to time.

6.6  Alternate Director.

     In the event that any Director (an "Original Director") is away for a continuous period of not less than three (3) months from the state in which the meetings of the Board are ordinarily held, the Board shall appoint another Director (an "Alternate Director") for and in place of the Original Director. The Board shall only appoint such Alternate Director nominated by the Party that nominated the Original Director who shall be deemed to be nominated by the Original Director for this purpose.

6.7  Casual Vacancies

     In the event that any seat on the Board becomes vacant for any reason, the Board shall appoint as a Director a person nominated by the Party that nominated the director formerly filling the vacant seat.

6.8  Directors to act in accordance with instructions of the Board

     Any Director of the Company nominated by it as a director of any other company shall act in accordance with the instructions of the Board, to the extent that those are consistent with the best interests of the investee company in question.

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7.   VOTING PROVISIONS

7.1  Votes at Board Level

     Notwithstanding any other provisions in this Agreement, the Parties agree that the following matters shall not be implemented without the passing of a resolution of the Directors of the Company in accordance with Clauses 6(2) or 6(3), which resolution is approved:

          (i) by all the Directors, except as to sub-clause 7.1 (e), excluding interested Directors who are prohibited at law to vote thereon; and

          (ii) as to sub-clause 7.1 (e) alone, by a majority of Directors excluding the Directors in question,

     (a) any issue or agreement to Issue or grant or agreement to grant any option over or right to acquire any shares or any other security or purchase or redeem any security or issue or agree any debenture or convertible security;

     (b) establishment, acquisition or engagement in any business, venture or real estate or any interest therein other than those provided in this Agreement, or disposal of the same including without limitation taking up of shares in any company;

     (c) approval of any business plan or budget or any amendments to such business plan or budget;

     (d)  appointment of any Managing Director/Manager of the Company;

     (e) appointment or removal of any Director; or additional Directors (other than Alternate Directors);

     (f) execution of any contracts or agreements between the Company and any Party or Affiliate thereof.

     (g)  any borrowing by the Company;

     (h) any single extension of credit or the incurring or making of any capital expenditure, other than provided for in the approved business plan or budget;

     (i) the registration of any transfer of any Shares (other than a transfer permitted by the terms of this Agreement);

     (j) recommendation of final dividends or declaration and payment of interim dividends;

     (k) issuance or furnishing of any guarantee or indemnity by the Company in favour of lenders or regulatory authorities; and

     (l) any decision to sell any shares in Fascel or HTEL or investment comprising an investment by the Company and/or any direct or indirect involvement in an IPO;

     (m) any increase or decrease in the amount of the authorised or paid-up capital of the Company, and any public issue or private placement of Shares.

7.2  Votes at Shareholders Level

     Notwithstanding any other provisions in this Agreement, the Parties agree that the following matters requiring shareholder's approval shall require a special resolution of the Shareholders of the Company:

     (a)  any amendments to the Articles;

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     (b)  any increase or decrease in the amount of the authorised or paid-up capital of the Company, and any public issue or private placement of Shares;

     (c) any merger or consolidation or any other manner of reorganisation involving the Company;

     (d) winding up or dissolution of the Company, or making of any composition or arrangement with creditors whether generally or specifically;

     (e) other than in the ordinary course of business, sale, transfer, assignment, lease, creation of any right, title or interest in favour of any other person or other disposal of any part of the Company's undertaking, property or assets (or any interest therein) or entry into a contract to do so, or creation of any pledge, encumbrance or any security interest over the whole or any part of the Company's undertaking, property or assets; and

     (f)  remove or replace the Company's auditors.

8.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

8.1  General

     Save as disclosed, each of the Parties severally represents and warrants to the others that as of the date hereof and as of the Completion Date that:

     (a) each has full power and authority to enter into this Agreement and to perform its obligations under this Agreement;

     (b) the execution and delivery of this Agreement by each of the Parties and the performance by such Party of its obligations under this Agreement have been duly and validly authorised by all necessary corporate action on the part of such Party;

     (c) this Agreement constitutes a legal, valid, and binding obligation of each of the Parties and is enforceable against such Party in accordance with its terms;

     (d) the Parties are not precluded by the terms of any contract, agreement or other instrument by which it is bound from entering into this Agreement, and the documents and agreements provided for under this Agreement or the consummation by the Parties of the transactions contemplated under this Agreement;

     (e) to the best of knowledge and belief of each of the Parties, there are no claims, suits, investigations or other proceedings, pending or threatened against it and there are no judgements, orders or decree of any governmental authority or court against it, and there are no facts or circumstances which could reasonably be expected to give rise to a claim, action, suit or proceeding which could materially and/or adversely affect the Company or the transactions contemplated under this Agreement;

     (f) the execution, delivery and performance by each of the Parties of this Agreement and the compliance by it with the terms and provisions hereof and thereof do not:

          (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any competent court or governmental instrumentality to which it is subject; or

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          (ii) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which it is a party or by which it or any of its property or assets is bound or to which it may be subject to.

8.2  Corporate Status

     Save as disclosed, each of the Parties severally represents and warrants to all other Parties that, as of the date hereof and as of the Completion
     Date:

     (a) it is duly incorporated and organised and validly existing under the laws of the country of its incorporation; and

     (b) the execution, delivery and performance by each of the Parties to this Agreement and the compliance by it with the terms and provisions hereof and thereof, will not violate its certificate of incorporation or memorandum or articles of association.

9.   TERM AND TERMINATION

9.1  Term.

     This Agreement shall become effective in accordance with Clause 2.1 and shall remain in full force and effect:

     (a)  until terminated by mutual consent of the Parties; or

     (b) until ATIM and UMTI cease to be Shareholders of the Company (except by reason of any transfer to Affiliates under Clause 4.2); or

     (c)  until terminated under the provisions of Clause 9.2.

9.2  Termination.

(a)  Each of the following events shall constitute an Event of Default:

     (i) any Party breaches or fails to perform any material term, covenant, agreement or undertaking contained in this Agreement and such breach or failure, if capable of remedy, is not remedied within thirty (30) days after written notice of such breach or failure is received from any other Party; or

     (ii) any representation or warranty made by a Party in this Agreement is found to be false, inaccurate or misleading in any material respect; or

     (iii) either of ATIM or UMTI is adjudicated or declared bankrupt or insolvent, proposes or makes any arrangement or composition with, or any assignment for the benefit of its creditors or if an administrator or receiver is appointed over any part of the assets or undertaking of such Party; or

     (iv) if a Change of Control has occurred in respect of any Party, and such Change of Control has been communicated to the other Party in writing provided that the other Party notifies objection to such Change of Control within six (6) months thereof.

(b) Upon the occurrence of an Event of Default as specified in Clause 9.2(a) above attributable to the acts or omissions of ATIM then UMTI shall be entitled to give notice of termination of this Agreement (a "Termination Notice") to ATIM and this Agreement shall be deemed to have been terminated with effect from the date of the Termination Notice.

(c) Upon the occurrence of an Event of Default as specified in Clause 9.2(a) above attributable to the acts or omissions of UMTI, then ATIM shall be entitled to give notice of termination of this Agreement (a "Termination Notice") to UMTI, and the Agreement shall be deemed to have been terminated with effect from the date of the Termination Notice.

9.3  Consequences of Termination.

(a) In addition to any other remedy available to it in law, the rights of the Parties under the Default Options comprised in the provisions of Clause 4.7 may be invoked by:-

     (i) UMTI in the event of a Termination Notice given by it under Clause 9(2)(b); or

     (ii) ATIM in the event of a Termination Notice given by either it under Clause 9(2)(c).

(b) Failing any exercise of the powers under sub-clause (a) above, within a time of 30 days of any Termination Notice the winding up of the Company may be requested by:-

     (i) UMTI in the event of a Termination Notice given by it under Clause 9(2)(b); or

     (ii) ATIM in the event of a Termination Notice given by it under Clause 9(2)(c).

(c) In the case of any Event of Default whereby the Company suffers any expenses, liabilities or losses, the Party or Parties responsibility shall indemnify the Company for all such expenses, liabilities or losses caused by its default. All costs of determining the Transfer Price of the Shares to be sold or acquired pursuant to Clause 4.8 and other costs and expenses relating to the sale or acquisition of the Shares, including registration, transfer and stamp fees shall also be borne entirely by that Party or Parties.

10.  SURVIVAL OF PROVISIONS

10.1 Survival of Representations and Warranties

     The representations and warranties respectively made by the Parties in this Agreement will survive the Completion Date, and will remain in full force-and effect thereafter until the term of this Agreement.

10.2 Survival of Termination

     The provisions of Clauses 4, 9.3, 11, 12, and 13 shall survive termination of this Agreement.

11.  CONFIDENTIALITY

(a)  Each Party shall;

     (i) refrain, and will cause any respective officers, directors, employees, agents, consultants, advisers, and other representatives to refrain, from disclosing to any other Person any confidential documents or confidential information concerning the other party hereto furnished to it in connection with this Agreement or the transactions contemplated hereby, and

     (ii) will refrain, and will cause its Affiliates and its or their respective officers, directors, employees, agents, and other representatives to refrain, from disclosing to any Person any confidential documents or confidential information concerning the Company unless;

          (A) such disclosure is compelled by judicial or administrative process or by other requirements of law and notice of such disclosure is furnished to such other Party; or

          (B) such confidential documents or information can be shown to have been:

               (i) known by the Party hereto previous to it receiving such documents or information;

               (ii) in the public domain through no fault of such receiving
                    Party; or

               (iii) later acquired by such receiving party from other public sources.

(b) Each Party shall use its reasonable endeavours to ensure observance of the obligation of confidentiality under this Agreement by all its officers, advisors, employees, servants and agents who have access to the confidential information in the course of their duties. Each Party agrees and undertakes to be responsible to the other Parties, in the event of the breach of the obligation of confidentiality under this Agreement by any of its officers, advisors, employees, servants or agents.

12.  DISPUTE RESOLUTION

12.1 Consultation

     In the case of any dispute arising out of or in connection with this Agreement or its performance, including any question regarding its existence, validity or termination, the Parties shall first endeavour to reach an amicable settlement through mutual consultations and negotiations. If the Parties are unable to reach an amicable settlement within 30 days from the date on which the dispute arose (except as to any matter for which express provisions are made in this Agreement), any of the Parties may make a reference to arbitration in accordance with Clause 12.2.

12.2 Arbitration

(a) In the absence of any settlement of disputes under Clause 12.1 any and all disputes or differences arising out of or in connection with this Agreement or its performance shall be submitted to arbitration at the request of any of the Parties' upon written notice to that effect to the other Party or Parties, as the case may be, and such arbitration shall be conducted in accordance with the Indian Arbitration and Conciliation Act, 1996 (the "Arbitration Act") by a panel consisting of three (3) arbitrators.

(b) While submitting the dispute or difference to arbitration in accordance with sub-Clause (b) above, the Party, while so submitting shall, in its notice, specify the name of one arbitrator appointed by it. Within 30 days of the receipt of notice, the other Party shall appoint an arbitrator. The third arbitrator (who will act as the chairman) shall be nominated by the two arbitrators appointed as aforesaid or, failing such nomination within 30 days of the appointment of the second arbitrator, shall be appointed in accordance with the Arbitration Act.

     Each of the arbitrators shall be either a retired judge of the Supreme Court of India or a retired judge of one of the High Court of India or a reputed member of the Bar Council of India having at least 15 years of experience as an advocate.

(c) The language of the arbitration shall be English. The venue of the arbitration shall be at Mumbai, India.

(d) The Parties agree that the award of the arbitrators shall be final and binding upon the Parties, and that none of the Parties shall be entitled to commence or maintain any action in a court of law upon any matter in dispute arising from or in relation to this Agreement, except for the enforcement of an arbitral award granted pursuant to this Clause 12.2.

13.  NOTICES

(a) All notices or other communication to be given under this Agreement shall be in writing and shall either be personally delivered or sent by registered post, courier, telex or facsimile transmission and shall be addressed for the attention of the persons addressed below:

     If to ATIM:

                    Address:     4th floor, Les Cascades Building, Edith Cavell
                                 Street

                    Fax:

                    Attention:   Director

     If to UMTI:

                    Address:     2A, Landmark, 228A. A.J.C. Bose Road, Kolkata
                                 700 020

                    Fax:         91-33-22409604
                    Attention:   Shivendra Gupta, Director

     If to the Company:

                    Address:     2A, Landmark, 228A. A.J.C. Bose Road, Kolkata
                                 700 020

                    Fax:         91-33-22409604

                    Attention:   Shivendra Gupta, Director

(b) Any Party may by notice change the address to which such notices and communication are to be delivered or transmitted.

(c)  A notice shall be deemed to have been served as follows:

     (i)  if personally delivered, at the time of delivery;

     (ii) if sent by registered post or courier, at the time of delivery thereof to the person receiving the same; or

     (iii) if sent by facsimile transmission, in the absence of any indication that the facsimile transmission was distorted or garbled, at the time of production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purposes of this Clause 13.

14.  MISCELLANEOUS PROVISIONS

14.1 No Waiver

     No waiver of any provision of this Agreement nor consent to any departure from it by any Party is effective unless it is in writing. A waiver or consent will be effective only for the purpose for which it was given. No default of delay on the part of any Party in exercising any rights, powers or privileges operates as a waiver of any right, nor does a single or partial exercise of a right preclude any exercise of other rights, powers or privileges. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14.2 Amendment

     No amendment, variation, alteration or modification of this Agreement shall be effective unless made in writing and signed by all the Parties to this Agreement.

14.3 Assignment

     Neither Party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

14.4 Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of India.

14.5 Severability

     If any provision of this Agreement or any part thereof is declared or held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not invalidate this entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event that such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid, illegal or unenforceable provision.

14.6 Counterparts

     This Agreement is executed in counterparts by each of the Parties and each of the counterparts shall constitute an original but all of them shall constitute only one document.

14.7 Costs

     Each party to this Agreement shall bear and pay its own legal costs and other expenses in connection with the preparation, execution and completion of this Agreement.

14.8 No Agency or Partnership

(a) This Agreement shall not constitute the appointment of any Party as the legal representative or agent of any other, nor will any Party have right or authority, to assume, create or incur any liability or obligation express or implied, against, in the name of, or on behalf of another party or the Company.

(b) Nothing in this Agreement creates or constitutes a partnership between the parties to it or any one of them.

(c) Each party to this Agreement acknowledges that nothing in this Agreement gives it the right or authority to and undertakes not to represent or hold itself out as representing the other party to this Agreement, whether to bind it contractually or for any other purpose.

14.9 No Third Party Beneficiary

     Nothing expressed or mentioned in this Agreement is intended or will be construed to give any person other than the Parties and their permitted assigns and successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions contained in it.

14.10 Set Off

     The Parties shall have the right at any time to set off their debts and/or financial obligations to one another in any manner as may be agreed between the Parties.

14.11 Change of Law

     In case of any change in law for the time being in force including but not limited to change or re-enactment of the Act, the Parties shall discuss in good faith how best to amend this Agreement so as to make its terms consistent with the provisions of such changed law.

14.12 Entire Agreement

     This agreement supersedes and replaces any and all prior contracts, understandings or arrangements, heretofore made between the Parties and relating to the Company, and constitute the entire understanding of the Parties with respect to the Company.

IN WITNESS WHEREOF the Parties hereto have entered into this Agreement the day and year first above written.

ASIAN TELECOMMUNICATION INVESTMENTS (MAURITIUS) LIMITED


By: /s/ Ting Chan
    -----------------------------
Name Ting Chan
Title: Director


UMT INVESTMENTS LIMITED


By: /s/ Shivendra Gupta
    -----------------------------
Name Shivendra Gupta
Title: DIRECTOR


USHA MARTIN TELEMATICS LIMITED


By:
    -----------------------------
Name
Title:

                                   SCHEDULE 1

                             Articles of Association
                                 (See Attached)

                             THE COMPANIES ACT, 1956

                        PUBLIC COMPANY LIMITED BY SHARES

                           ARTICLES OF ASSOCIATION

                                       OF

                         USHA MARTIN TELEMATICS LIMITED

1. These Articles are substituted for the original Articles of Association and have been adopted by a special resolution of the shareholders passed at a meeting on 9 April, 2004.

2. No regulations contained in Table "A" in the First Schedule to the Companies Act, 1956 shall apply to this Company, but the regulations for the management of the Company and for the observance of the members thereof, and their representatives shall, subject to any exercise of statutory powers of the Company with reference to the repeal or alteration or addition to its regulations by Special Resolution, as prescribed by the Companies Act, 1956 be such as are contained in these Articles.

                                   DEFINITIONS

3.   In these Articles the following terms shall bear the following meanings;

"Act" means the Companies Act, 1956 of India as amended from time to time or any statutory modification or re-enactment thereof,

"Affiliate" when used with reference to any corporate entity shall mean another company controlled by, controlling or under common control with that entity, where "control" means either (i) the ownership, either directly or indirectly, of more than fifty percent (50%) of the voting Shares or comparable Interests in such -entity or other company, as the case may be, or (ii) the right to elect the majority of the directors of such entity or other company, as the case may be, where such rights may be exercised without the consent of any third party

"AGM" means the annual general meeting of the Company;

"Alternate Director" shall have the meaning set forth in Article 81 hereof.

"Articles" means these Articles of Association;

"Auditors" means the statutory auditors of the Company appointed from time to time;

"Board" means the Board of Directors of the Company;

"Business" means the business of the Company being the Investment in the telecom sector in India and matters ancillary thereto;

"Business Day" means a day on which the scheduled banks are open for business in Mumbai.

"Chairman" shall have the meaning as set forth in Article 78 hereof

"Change of Control" means with respect to a Shareholder:

(a) the acquisition by a person or a related group of persons of 50% or more of the issued capital (with ordinary voting powers) of a Shareholder or ultimate holding of that Shareholder; or

(b) substitution of the person or group of persons holding the power whether directly or indirectly, to direct or cause the direction of management and policies of that shareholder, whether through ownership of Shares, contract or otherwise.

"Company" means Usha Martin Telematics Limited;

"Director" means a director of the Company from time to time;

"EGM" means the extraordinary general meeting of the Company;

"Event of Default" shall have the same meaning set forth in Article 41, hereof;

"Majority Shareholder" shall mean the person for the time being holding 51% or more of the issued and paid up equity share capital of the Company;

"Minority Shareholder" shall mean the person or persons for the time being holding 49% or less of the issued and paid up equity share capital of the Company;

"Original Director" shall have the meaning set forth in Article 81, thereof;

"Person" shall mean any natural person, limited or unlimited liability company, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, ministry, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization;

"Preference Shares" means preference shares of the Company issued in accordance with Article 12;

"Rupees" or "Rs." the lawful currency for the time being of India;

"Sectoral Cap" shall mean the maximum prescribed limits of foreign investments in telecom sector imposed by the Government of India from time to time (which at present limits foreign direct investment to 49% of the equity share capital of any Company in the telecom sector);

"Share" or "Shares" means, as applicable, equity share(s) of par value of Rs. 10 (Rupees Ten) each in the Company;

"Shareholder" means a holder of Shares in the Company;

"Transfer" means to transfer, sell, assign, pledge, hypothecate, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law or in any other way subject to any encumbrance or dispose of, whether or not voluntarily;

"Transfer Notice" shall have the meaning set forth in Article 39;

"Transfer Price" shall have the meaning set forth in Article 40.

4. References to the plural shall include the singular and vice-versa; reference to one gender shall include other genders; reference to company shall include foreign companies, corporations and bodies registered, references to persons shall include bodies registered and unincorporated.

5. Unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Act or any statutory modification thereof in force.

                                  SHARE CAPITAL

6. The authorised share capital of the Company is Rs. 130,000,000 divided into 13,000,000 equity shares of Rs. 10.

7. The Company has power from time to time to increase or reduce its capital and to consolidate or divide the Shares in the capital for the time being into other classes and to attach thereto respectively, such preferential, qualified, deferred or other special rights, privileges, conditions or restrictions as regards payment of dividends, distribution of assets, repayment or reduction of capital, voting or otherwise as may be determined by or in accordance with the Articles and to vary, modify or abrogate any such right, privilege, condition or restriction in such manner as may be permitted from time to time by the Articles of the Company or other provisions of law for the time being in force. Provided that, the Board has power from time to time to call for and issue additional capital contribution, which may in the determination of the Board, be required for funding the Business or the operation and growth of the Company. Any such call shall not be in breach of the Sectoral Caps. In the absence of any agreement to the contrary the Shareholders shall alone be required to contribute such additional capital

8. Except in so far as otherwise provided as existing capital by the conditions of issue or by these Articles, any capital raised by the creation of new Shares or Preference Shares, shall be considered as part of the existing share capital and shall be subject to the provisions herein contained with reference to the payment of calls and installments, forfeiture, lien, surrender, transfer and transmission, voting and otherwise.

9. Subject to the provisions relating to the issue and allotment of the Shares in these Articles, the Shares of the Company shall be under the control and disposal of the Board who may allot or otherwise dispose of the same to such persons and on such terms as the Board may think fit and to give any persons any Shares and Preference Shares, whether at par or at a premium and for such consideration as the Board may think fit.

10. If and to the extent permitted by the relevant provisions of the Act as amended from time to time, the Company shall, if so authorised by the resolution of the Shareholders under Section 81(1A) of the Act, and other relevant provisions of the Act, issue non-voting equity shares not exceeding twenty five per cent of the issued equity share capital of the company. Such Shares ("Non Voting Shares") shall not carry voting rights. However, any holder of such Non Voting Shares shall be entitled to all rights as a member of the Company (other than the right to vote on resolutions placed before the Company at any of its general meetings) including the right to receive a copy of every balance sheet as specified in sub-article (1) of Section 219 of the Act.

                               Increase Of Capital

11. The Company may, at its general meeting, from time to time, by a special resolution, increase the capital by the creation of new Shares, such increase to be of such aggregate amount and to be divided into such Shares of such respective amounts, as the resolution shall prescribe. The new Shares, shall be issued on such terms and conditions and with such rights and privileges annexed thereto, as the resolution shall prescribe, and in particular, such Shares may be issued, subject to the Articles with a preferential or qualified right to dividends, and in the distribution of assets of the Company and with a right of voting at General Meetings of the Company in conformity with Section 87 and 88 of the Act. Unless otherwise stated all new Shares of the same class shall, rank pari passu with existing Shares of the same class. Whenever the capital of the Company has been increased under the provisions of this Article, the Directors shall comply with the provisions of Section 97 of the Act.

                                Preference Shares

12. Subject to the provisions of the Act the Company shall have the power to issue either convertible or non convertible, cumulative or non cumulative preference shares with or without coupon rate of interest, in one or more series which are, at the option of the Company, liable to be redeemed and the resolution authorising such issue shall prescribe the manner, terms and conditions of such redemption as agreed by the shareholders and embodied in any resolution or agreement in that behalf which shall be deemed to be incorporated in these Articles to the extent applicable. Such terms shall be binding on the Company. Any such shares shall (against holders of equity share) have priority:

     (a)  in respect of any dividends payable by the Company;

     (b) over any rights of equity Shareholders in regard to every redemption of preference shares, including payment of any redemption premium; and

     (c) over the equity Shareholders of the Company (but after the creditors) on any winding up of the company.

                    Sub-division and consolidation of shares

13. Subject to the provisions of Section 90 of the Act, the Company in general meeting may from time to time by an ordinary resolution alter the conditions of its Memorandum as follows:

     (a) consolidate and divide all or any of its share capital into Shares or Preference Shares of larger amount than its existing shares;

     (b) sub-divide any class of existing share capital, or any of them into Shares of smaller amount than is fixed by the Memorandum, so however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share in question shall be the same as it was in case of the share from which the reduced share is derived;

     (c) cancel any Shares or Preference Shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares or Preference Shares so cancelled. Cancellation in pursuance of this sub-clause shall not be deemed to be a reduction of the share capital within the meaning of the Act.

14. Whenever the Company shall do any one or more of the things provided for in the foregoing sub-clauses (a), (b) and (c), the Company shall, within thirty (30) days thereafter give notice thereof, to the Registrar of Companies specifying, as the case may be, the Shares or Preference Shares consolidated, divided, sub-divided or cancelled.

                             Modification of rights

15. Whenever the capital, by reason of the issue of Preference Shares or otherwise is divided into different classes of Shares, all or any of the rights and privileges attached to each class may, subject to the provisions of Sections 106 and 107 of the Act, be modified, commuted, affected, abrogated, dealt with or varied with the consent in writing of the holders of not less than three-fourth of the issued capital of that class or with sanction of a special resolution passed at a general meeting of the holders of the Shares of that class, and all the provisions hereafter contained as to general meeting shall mutatis mutandis apply to every such meeting. This Article shall not derogate from any power the Company would have if this Article was omitted.

16. The rights conferred upon the holders of the Shares and Preference Shares of any class issued with preferred or other rights or privileges shall, unless otherwise expressly provided by the terms of the issue of Shares of that class, be deemed not to be modified, commuted, affected, abrogated, dealt with or varied by the creation or issue of further Shares of that class ranking pari passu therewith.

                            SHARES AND CERTIFICATES
                            Further issue of Shares

17. (1) Where it is proposed to increase the subscribed capital of the Company by allotment of further Shares, then:

          (a) Such further Shares shall be offered to the persons, who, at the date of the offer, are holders of the equity Shares in proportion, as nearly as circumstance admit, to the capital paid-up on those Shares at that date;

          (b) Such offer shall be made by a notice, specifying the number of Shares offered and limiting a time not less than thirty days (or such other longer period as may be prescribed by the Act) from the date of the offer, within which the offer if not accepted, will be deemed to have been declined;

          (c) The offer aforesaid shall be deemed to include (subject to the restrictions on transfer of Shares contained in these Articles) a right exercisable by the person concerned to renounce the Shares offered to him or any of them in favour of any other person(s) and the notice referred to in sub-clause (b) hereof shall contain a statement of this right PROVIDED THAT the Directors may decline, without assigning any reason, to allot any Shares to any person in whose favour any member may renounce the Shares offered to him;

          (d) After the expiry of the time specified in the aforesaid notice, or on receipt of earlier intimation from the person to whom such notice is given that he declines to accept the Shares offered, the Board may dispose of them in such manner as they think most beneficial to the Company.

     (2) Notwithstanding anything contained in sub-clause (1) hereof but subject to the Sectoral Caps, the further Shares aforesaid, may be offered to any person(s) (whether or not those persons include the person referred to in sub-clause (1)(a) hereof) in any manner whatsoever, if a special resolution to that effect is passed by the Company in general meeting, at which meeting all the Shareholders of the company are either present in person or through their proxies.

     (3) Nothing in sub-clause (1)(c) hereof shall be deemed to extend the time within which the offer should be accepted.

18. Subject to the provisions of these Articles and of the Act, the Shares shall be under the control of the Directors who may allot or otherwise dispose of the same to such person, on such terms and conditions and at such times, as they think fit, and with full power, subject to the sanction of the Company in general meeting, to give any person the option to be allotted Shares of any class of the Company either at a premium or at par or at a discount, subject to the provisions of the Act and at such time and for such consideration as the Directors think fit.

19. Where the Company issues Shares or Preference Shares at a premium, the Company shall comply with the provisions of the Act. The moneys credited to the Shares Premium Account shall be dealt with in the manner provided by the Act.

20. The general meeting, may subject to the provisions of the Act and the Sectoral Caps, determine that any shares (whether forming part of the original capital or of any increased capital of the Company) be offered to such persons (whether members or not) in such proportion and on such terms and conditions and either at a premium or at par or at a discount (subject to compliance with the provisions of the Act) as such general meeting shall determine and with full power to give any person (whether a member or not) the option to call for or be allotted Shares of any class of the Company and such option being exercisable at such time and for such consideration as may be directed by such general meeting or the Company in general meeting may make any other provision whatsoever for the issue, allotment or disposal of any such Shares.

21. The Company shall not issue Shares at a discount except in compliance with the applicable provisions of the Act.

22. If by the conditions of allotment of any class of shares, the whole or any part of the amount of issue price thereof shall be payable by installments, every such installment shall, when due, be paid to the Company by the person who for the time being and from time to time shall be the registered holder of the share or his legal representative and shall for the purposes of these Articles be deemed to be payable on the date fixed for payment and in the case of non-payment, the provisions of these Articles as to payment of interest and expenses, forfeiture and the like and all other relevant provisions of the Articles shall apply, as if such installments were a call, duly made and notified as hereby provided.

23. An application signed by or on behalf of an applicant for Shares in the Company followed by an allotment of any Shares therein shall, be an acceptance of Shares within the meaning of these Articles, and every person who thus or otherwise accepts any Shares and whose name is entered on the register shall, for the purpose of these Articles, be a member.

24. The money, if any, which the Board shall, on the allotment of any Shares being made by them, require or direct to be paid by way of deposit, call or otherwise in respect of any Shares allotted by them, shall, immediately on the inscription of the name of the allottee in the Register of Members as the holder of such shares become a debt due to and recoverable by the Company from the allottee thereof and shall be paid by him accordingly.

25. Any two or more joint allottees of a Share shall be treated as a single member for the purpose of this Article and the certificate of any Share, which may be subject of Joint ownership, may be delivered to any one of such joint owners on behalf of all of them.

26. A Director may sign a share certificate by affixing his signature thereon by means of any machine, equipment or other mechanical means, such as engraving in metal or lithography, but not by means of a rubber stamp, provided that the Director shall be responsible for the safe custody of such machine, equipment or other material used for the purpose.

27. If a certificate be consolidated, worn out, defaced, destroyed or lost or if there is no further space on the back thereof for endorsement of transfer, it shall, if requested, be replaced by a new certificate, free of charge, provided however that, such new certificates shall not be granted except upon delivery of the original worn-out or defaced or used up certificates for the purpose of cancellation, in accordance with the Companies (Issue of Share Certificate) Rules, 1960 or upon proof of destruction or loss, and on such indemnity as the Board may require in the case of the certificate having been destroyed or lost.

28. When a new share certificate has been issued in pursuance of Article 27 of these Articles, it shall state on the face of it and against the stub or counterfoil to the effect that it is 'issued in lieu of share certificate
     No.         subdivided / replaced on consolidation of share replaced on
        --------
     destruction or loss' as the case may be.

29. The Managing Director of the Company for the time being or, if the Company has no Managing Director, any Director appointed or designated by the Board of the Company for the said purpose shall be responsible for maintenance, preservation and safe custody of all books and documents relating to the issue of share certificates.

30. If any Share stands in the names of two or more persons, the person first named in the Register shall, as regards receipt of dividends or bonus or service of notices and all or any other matter connected with the Company, except voting at meeting and the transfer of the Shares be deemed the sole holder thereof but the joint holders of share shall be severally as well as jointly liable for payment of all instalments and calls due in respect of such share, and for all incidents thereof according to the Company's regulations.

31. (a) Except as ordered by a court of competent Jurisdiction or as required by law, the Company shall not (except only as is by these Articles otherwise expressly provided) be bound to recognise, even when having notice thereof, any equitable, contingent, further or partial interest in any Share or any right in respect of a Share other than an absolute right thereto, in accordance with these Articles, in the person from time to time registered as holder thereof, but the Board shall be at liberty at its sole discretion to register any share in the joint names of any two or more persons (but not exceeding 3 persons) or the survivor or survivors of them.

     (b) Except as otherwise, to the contrary, provided by the Act and in particular Sections 153B and 187C (if applicable) of the Act, no notice of any trust (express, implied or constructive) shall be entered on the Register of Members or of debenture holders.

     (c) Shares may be registered in the name of an incorporated company or other body corporate but not in the name of a minor (except in case where they are fully paid) or in the name of a person of unsound mind or in the name of any firm or partnership.

32. None of the funds of the Company shall, except in the manner and to the extent permitted by the Act, be employed in the purchase of its own Shares.

33. The Company shall have the power to pay interest out of capital. For the purpose, the Company shall comply with the Act.

34. The Company shall have power, by passing a special resolution, to issue debentures whether with or without the right to allotment of or conversion into Shares and on such terms and conditions as the Company may determine in general meeting. The Company shall also have the power to re-issue redeemed debentures in accordance with the provisions of the Act. The Company shall not issue any debentures carrying voting rights at any meeting of the Company whether generally or in respect of any particular class of business.

                               TRANSFER OF SHARES

               Restrictions on Transfer of Shares by Shareholders.

35.  Except as otherwise provided in these Articles:-

     (a) any Transfer of Shares shall be subject to the provisions of these Articles;

     (b) no Transfer of any Shares shall be made which would result in breach of the Sectoral Cap in relation to the Company or otherwise.

                             Transfer to Affiliates

36. Subject only to Article 35 (b) hereof, any Shareholder shall have the right to Transfer its Shares to one or more Affiliates, which Transfer may be effected in one or more separate transactions. Provided that:

     (a)  prior to any such transfer

          (i) the transferring Shareholder shall provide written notice of such Transfer to the other Shareholders, such notice to specify the number of Shares to be transferred and the name or names of the Affiliates to whom the Shares are to be transferred; and

          (ii) the Affiliate shall have unconditionally undertaken to be bound by the terms of these Articles, and shall have executed a deed of adherence to that effect; and

     (b) if at any time thereafter, any such transferee ceases to be an Affiliate of the transferor, the Shares held by it shall be transferred back to the original Shareholder or any Affiliate thereof, except as otherwise agreed between the Shareholders.

                                   Put Option

37. (a) The Majority Shareholder shall have the right at any time to require the Minority Shareholder to purchase all (but not part) of its Shares as per the procedure laid out in Article 39 below and at a fair market value determined in accordance with Article 40 below.

     (b) The Minority Shareholder may (and where the Sectoral Cap is applicable shall) nominate a third party as transferee or purchaser of the said Shares which, to the extent required by the Sectoral Cap, shall be an Indian party.

                                   Call Option

38. (a) The Minority Shareholder shall have the right at any time to purchase the Shares of the Majority Shareholder or any of them as per the procedure laid down in Article 39 below and at a fair market value determined in accordance with Article 40 below.

          (b) The Minority Shareholder may (and where the Sectoral Cap is applicable shall) nominate a third party as transferee or purchaser of the said Shares which, to the extent required by the Sectoral Cap, shall be an Indian party.

                               Transfer Procedure

39. (a) The options as mentioned in Article 37, 38 and 41 shall be exercised by a written notice ("Transfer Notice") from the party exercising such option/right ("Offeror") to the other Party ("Offeree") and the effective date of its exercise shall be the date of the said written notice. Any resulting sale or acquisition, shall be subject to the approval of any other competent regulatory agencies and shall be completed within the periods stipulated in Article 39 (c) hereof or such extended time which may be required for any determination of price under Article 40, or to comply with applicable laws (including the obtaining of requisite approvals).

     (b) Any notice given by the Minority Shareholder (or response to any notice as the case may be) shall stipulate the name of any third party nominated to purchase or take a transfer of the Shares in question, if required.

     (c) Any Transfer of the Shares shall, subject to any agreement of the Shareholders to the contrary and Article 41(a) hereof, be completed within the 90 days from the transfer notice in question

     (d) Upon the failure of the Offeree to comply with the provisions of this Articles 39, (or of any extension thereof necessary to obtain requisite approvals) or any fixation of the Transfer Price under
          Article 40 hereof, whichever is later, the Offeree shall be deemed to have irrevocably appointed the Company as its Attorney to deal with the matter in accordance with the directions of the Offeror. The Offeree shall abide by the directions of the Offerer and shall undertake to do or procure all necessary things and execute all necessary forms, documents and agreements to implement such directions.

                                 Transfer Price

40. Except as stipulated by Article 41 hereof and subject to the requirements of regulatory provisions, the Transfer Price on any Transfer pursuant to the Articles shall be as determined below:

     (a) such fair market value as may be agreed between the Shareholders; and failing such agreement

     (b) such fair market value as may be determined by Goldman Sachs (Asia) L.L.C. whose decision shall be final and for which purpose Goldman Sachs (Asia) L.L.C. shall act as an expert and not as an arbitrator and shall not be bound to disclose any reasons for its determination.

                                 Default Option

41. (a) Following any Event of Default on the part of the Majority Shareholder, the Minority Shareholder shall have the right to require the former to sell to it or its nominee all (but not part only) of the Shares held by the Majority Shareholder at ninety percent (90%) of the Transfer Price determined in accordance with Article 40 hereof and as per the procedure laid down in Article 39.

     (b) Following any Event of Default on the part of the Minority Shareholder, the Majority Shareholder shall have the right to require the former or its nominee to purchase all (but not part only) of the Shares held or beneficially owned by the Majority Shareholder at one hundred and ten percent (110%) of the Transfer Price determined in accordance with Article 40 hereof and as per the procedure laid down in Article 39 hereof.

     (c)  Each of the following events shall constitute an Event of Default:

          (i) the Majority Shareholder or the Minority Shareholder, is adjudicated or declared bankrupt or Insolvent, proposes or makes any arrangement or composition with, or any assignment for the benefit of it's creditors or if an administrator or receiver is appointed over any part of the assets or undertaken of such Shareholder; or

          (ii) if a Change in Control has occurred in respect of any Shareholder, and such Change of Control has been communicated to the other Shareholders, in writing provided that the other Shareholder notifies objection to such Change of Control within six (6) months thereof.

                                  Sectoral Cap

42. For so long as the Sectoral Cap shall apply no Shareholder shall make or purport to make any Transfer or take any other action the effect of which would be a breach of such Sectoral Cap.

                             Repayment of Loans etc.

43. Upon a Transfer of all the Shares held by any Shareholder in accordance with the terms of these Articles:

     (a) that Shareholder shall repay all loans, loan capital, borrowing and indebtedness in the nature of borrowing owed by it to the Company (together with any accrued interest);

     (b) the Company shall repay all loans, loan capital, borrowing and indebtedness in the nature of borrowing outstanding to the Company from that Shareholder (together with any accrued interest), to the extent that any such loans, borrowings, and indebtedness are not transferred to any purchaser or transferee of Shares in question; and

     (c) the continuing Shareholder(s) shall use all reasonable efforts to secure the release of any guarantees or indemnities given by the other Shareholder to or in respect of the Company.

                         Other provisions as to Transfer

44. The Company shall keep a "Register of Transfers" and therein shall be fairly and distinctly entered particulars of every transfer or transmission of any Shares or Preference Shares.

45. In respect of any transfer registered in accordance with the provisions of these Articles, the Board may, at their discretion direct an endorsement of the transfer and the name of the transferee and other particulars, on the existing share certificate and authorise any Director or officer of the Company to authenticate such endorsement on behalf of the Company or direct the issue of a fresh share certificate, in lieu of and in cancellation of the existing certificate, in the name of the transferee.

46. The instrument of transfer of any Share or Preference Share shall be in writing and all the provisions of the Act, shall be duly complied with in respect of all transfers and registration thereof

47. Every such instrument of transfer shall be executed both by the transferor and the transferee and the transferor shall be deemed to remain holder of the Shares in question until the name of the transferee is entered in the Register of Members in respect thereof. The instrument of transfer shall be in respect of only one class of Shares and should be in the form prescribed under the Act.

48. In case of the death of any one or more persons named in the Register of Members as the joint-holders of any class of shares, the survivors shall be the only person recognised by the Company as having any title to or interest in such share but nothing therein contained shall be taken to release the estate of a deceased joint-holder from any liability thereon held by him jointly with any other person.

49. Subject to Article 48, the executors or administrators or holders of a Succession Certificate or the legal representatives of a deceased member (not being one or two joint holder) shall be the only person recognised by the Company as having any title to the shares registered in the name of such member, and the Company shall not be bound to recognise such executors or administrators or holders of a Succession Certificate or the legal representatives unless they shall have first obtained probate or Letter of Administration or Succession Certificate, as the case may be, from a duly constituted Court in the Union of India and a clearance certificate from the Estate Duty authorities; provided that in any case where the Board in its absolute discretion, thinks fit, the Board may dispense" with the production of probate or Letters of Administration or Succession Certificate, upon such terms as to indemnify of otherwise as the Board in its absolute discretion may think necessary, and under Article 44 hereof register the name of any person who claims to be absolutely entitled to the Shares standing in the name of a deceased member, as a member.

50. No Share shall in any circumstances be transferred to any infant, insolvent, or person of unsound mind, except fully paid Shares through a legal guardian.

51. A person entitled to a Share by transmission shall, subject to the right of the Directors to retain such dividends or money as hereinafter provided, be entitled to receive and may give discharge for any dividends or other moneys payable in respect of the share.

52. Every instrument of transfer shall be presented to the Company duly stamped for registration, accompanied by such evidence as the Board may require to prove the title of the transferor and his right to transfer the Shares and every registered instrument of transfer shall remain in the custody of the Company until destroyed by order of the Board.

53. Before the registration of a transfer, the certificate or certificates of the Share or Shares to be transferred must be delivered to the Company along with (save as provided in Section 108 of the Act) a properly stamped and executed instrument or instruments of transfer.

54. No fees shall be charged for registration of transfers of any Shares or debentures. No fee shall also be charged for registration of probate, letters of administration or other similar documents.

55. The Company shall incur no liability or responsibility whatever in consequence of its registering or giving effect to any transfer of Shares made or purporting to be made by any apparent legal owner thereof (as shown or appearing in the Register of Members) to the prejudice of persons having or claiming any equitable right, title or interest to or in the said Shares, notwithstanding that the Company may have had notice of such equitable rights or referred thereto in any books of the Company and the Company shall not be bound by or required to regard or attend to or give effect to any notice which may be given to it of any equitable rights, title to interest or be under any liability whatsoever for refusing or neglecting to do so, though it may have been entered or referred to in some book of the Company but the Company shall nevertheless be at liberty to regard and attend to any such notice and give effect thereto if the Board shall so think fit.

                CONVERSION OF SHARES INTO STOCK AND RECONVERSION

56. The Company in General Meeting may, by an ordinary resolution convert any fully paid-up Shares into stock, and when any Shares shall have been converted into stock, the several holders of such stock may henceforth transfer their respective interest therein, or any part of such interest in the same manner and subject to the same regulations as, and subject to which Shares from which the stock arise might have been transferred, if no such conversion had taken place. The Company may, by an ordinary resolution convert any stock into fully paid up Shares of any denomination.

57. The holders of stock shall, according to the amount of stock held by them have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company, and other matters, as if they held the Shares from which the stock arose; but no such privileges or advantages (except participation in the dividends and profits of the Company and in the assets on winding-up) shall be conferred by an amount of stock which would not, if existing in Shares, have conferred that privileges or advantage.

                                    BORROWING

58. The Board may, subject to the provisions of Articles 86 and 91 from time to time, but with such consent of the Company in General Meeting hereof as may be required under the Act and/or the provisions of any agreement, raise any moneys or sums of money for the purpose of the Company; provided that the moneys to be borrowed by the Company, apart from temporary loans obtained from the Company's bankers in the ordinary course of business, shall not without the sanction of the Company at a General Meeting exceed the aggregate of the paid up capital of the Company and its free reserves being reserves not set apart for any specific purpose. Subject to the provisions of the Act, however, the Board may from time to time at their discretion raise or borrow or secure the payment of any such sum of money for the purpose of the Company, by the issue of debentures, perpetual or otherwise, including debentures convertible into Shares of the Company or perpetual annuities and in security of any such money so borrowed, raised or received mortgage, pledge or charge, the whole or any part of the property, assets or revenue of the Company present or future, including its uncalled capital by special assignment or otherwise or to transfer or convey the same absolutely or in trust and to give the lenders powers of sale, and other powers as may be expedient and to purchase, redeem or pay off any such securities.

     Provided that every resolution passed by the Company in General Meeting in relation to the exercise of the power to borrow as stated above shall specify the total amount up to which moneys may be borrowed by the Board.

59. The Directors may by a resolution at a meeting of the Board delegate the above power to borrow money otherwise than on debentures to a Committee of Directors or the Managing Director, if any, within the limits prescribed by these Articles.

60. Subject to the provisions of the above sub-clauses, the Directors may, from time to time, at their discretion, raise or borrow or secure the repayment of any sum or sums of money for the purpose of the Company, at such time and in such manner and upon such terms and conditions as they think fit, and in particular, by promissory notes or by opening current accounts or by receiving deposits and advances with or without security or by the issue of bonds, perpetual or redeemable debentures (both present and future) including its uncalled capital for the time being or by mortgaging or charging or pledging any lands, buildings, goods or other property and securities of the Company, or by such other means as may seem expedient.

61. Any debentures, debenture-stock bonds or other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

62. The Directors shall cause a proper register to be kept, in accordance with the Act, of all mortgages and charges specifically affecting the property of the Company and shall duly comply with the requirements of the Act in regard to the registration of mortgages and charges therein specified.

63. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same, subject to such prior charge and shall not be entitled, by notice to the Shareholders or otherwise, to obtain priority over such prior charge.

64. If the Directors or any of them or any other persons, shall become personally liable for the payment of any sum primarily due from the Company, the Board may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Directors or other persons so becoming liable as aforesaid from any loss in respect of such liability.

                                    DIRECTORS

                            Constitution of the Board

65. Unless otherwise determined by the Company in general meeting, and subject to the provisions of the Act, the number of Directors on the Board shall be five.

66.  Subject to Article 65 above

     (a)  the Board shall comprise initially five Directors

     (b) the appointment or removal of any Director shall be subject to the provisions of Article 68.

67. Three Directors shall be nominated by the Majority Shareholder and two shall be nominated by the Minority Shareholder. The Board shall have the overall responsibility for management of the Company. The Board shall however appoint and delegate such day to day functions to the Chairman or the Managing Director or Manager or to a committee, if any, as it deems fit and as may be agreed upon by the Shareholders.

68. Subject to the approval of the shareholders under section 284 of the Act, as may be applicable, the appointment or removal of any Director shall be subject to the majority approval of the Board, for which purpose the Director in question shall not be entitled to vote.

69. If at any time the Act or any other applicable law should require an increase or decrease in the number of directors constituting the Board, such increase or decrease shall be effected in a way that preserves the proportional representation on the Board between the Shareholders in accordance with the provisions of these Articles.

70. A Director shall not be required to hold any qualification shares in the Company and Regulation 66 of Table A shall not apply.

71. The Directors shall be paid such remuneration as may be determined by the Board of Directors from time to time.

72. Save the Managing Director, if any, the rest of the Directors shall be liable to retire by rotation in accordance with these Articles

                              Meetings of the Board

73. Any meeting of the Board shall be held in accordance with the Articles. The Chairman shall, at the request of any Director, convene a Board meeting (unless waived by all Directors) by giving at least fourteen (14) Business Days' prior written notice of the meeting specifying the place, date and time thereof to all the other Directors together with the agenda and details pertaining to the meeting including the nature of the business to be transacted. The notice of the Board meeting shall be given to each Director at the address of the Director whether in or outside India provided to the Company for the said purpose. Such notice of Board meetings may however be waived with the consent of all the Directors. The meetings of the Board shall be held in India, or at any place outside India with the consent of all the Directors. Any resolution passed at a Board meeting shall not be binding on the Company if the notice of the Board meeting has not been given in the manner prescribed herein or the matter decided was not included in the agenda, provided that these requirements may be waived with the consent of all the Directors.

74. Board Meetings shall be held at such places, in or outside of India as the Board may determine, with the consent of all the Directors. Where a Board meeting is adjourned it shall be reconvened on the same day of the week, time and venue not less than seven days from the day of the original meeting. Notices and minutes of Board meetings shall be given to each Director at their last known address, whether resident in India or abroad.

75. The quorum for any Board meeting shall be at least two (2) Directors, provided that the presence of a Director appointed by the Majority and Minority Shareholder each shall be necessary to constitute quorum. If the quorum is not present throughout the meeting, then the meeting may be adjourned to a Business Day not less than seven (7) days from the date of the original meeting, on the same day of the week, time and place, unless otherwise notified. In the event that no quorum is present at the adjourned meeting, any two Directors (including always a Director nominated by the Minority Shareholder) present shall constitute the quorum and proceed with the meeting.

76. (a) Subject to Article 76(b) hereof, all decisions of the Board shall be taken by a majority vote of the Directors present or represented for voting at a Board meeting.

     (b)  Subject only to the provisions of the Act, all matters stipulated by
          Article 86 hereof shall require the unanimous consent of the Directors present and voting at the Board Meeting in question (excluding interested Directors who are prohibited by law from voting).

                           Resolutions by Circulation

77. Subject to the provisions of the Act, resolutions of the Board may be passed by circulation, if the resolution has been circulated in draft, together with necessary papers, if any, to all the Directors, and has been approved and signed by all Directors entitled to vote on the resolution.

                                    Chairman

78. The Board shall appoint a Chairman who shall be one of the Directors, nominated by the Majority Shareholder. The Chairman shall chair each meeting of the Board and shall not have a casting vote. In the absence of the Chairman at any meeting the Directors shall appoint one of their number to chair the meeting in question.

                            Managing Director/Manager

79. The Majority Shareholder shall have the power to nominate any Managing Director or Manager of the Company, subject to the provisions of Article 86, who shall have such powers as may be decided by the Board from time to time.

                              Additional Directors

80. Subject to Article 67, the Board shall have power at any time, and from time to time, to appoint one or more persons as Additional Directors, provided that the number of Directors and Additional Directors together shall not exceed the maximum number fixed by Article 65 above. An Additional Director so appointed shall hold office up to the date of the next Annual General Meeting of the Company and shall be eligible for re-election by the Company at that Meeting.

                               Alternate Director

81. In the event that any Director (an "Original Director") is away for a continuous period of not less than three (3) months from the state in which the meetings of the Board are ordinarily held, the Board shall appoint another Director (an "Alternate Director") for and in place of the Original Director. The Board shall appoint such Alternate Director nominated by the Shareholder that nominated the Original Director who shall be deemed to be nominated by the Original Director for this purpose.

                                Casual Vacancies

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

82. In the event that any seat on the Board becomes vacant for any reason, the Board shall appoint as a Director a person nominated by the Shareholder that nominated the Director formerly filling the vacant seat.

          Directors to act in accordance with instructions of the Board

83. Any Director of the company nominated by it as a director of any company shall act in accordance with the instructions of the Board, to the extent that those are consistent with the best interests of the investee company in question.

                            Appointment of Committees

84. The Board may subject to the provisions of the Act and other relevant provisions of the Act and of these Articles delegate any of the powers other than the powers to make calls and to issue debentures to such committee or committees and may from time to time revoke and discharge any such committee of the Board either wholly or in part and either as to the person or purposes, but every committee of the Board so formed shall, in exercise of the powers so delegated, conform to any regulation that may from time to time be imposed on it by the Board. All acts done by any such committee of the Board in conformity with such regulations and in fulfilment of the purpose of their appointments, but not otherwise, shall have the like force and effect, as if done by the Board.

                                Company Secretary

85. The Secretary of the Company shall be such person as shall from time to time appointed by the Board.

                                VOTING PROVISIONS

                              Votes at Board Level

86. The following matters shall not be implemented in respect of matters requiring approval of the Board without the passing of a resolution of the Directors which resolution is approved by:

          (i) all the Directors, excluding interested Directors who are prohibited at law to vote thereon; and

          (ii) in respect of Article 86(e), a majority of the Directors excluding the Director in question.

               (a) any issue or agreement to issue or grant or agreement to grant any option over or right to acquire any Shares or any other security or purchase or redeem any security or issue or agree to issue any debenture or convertible security;

               (b) establishment, acquisition or engagement in any business, venture or real estate or any interest therein other than those provided in the memorandum of the Company, or disposal of the same including without limitation taking up of Shares in any company;

               (c) approval of any business plan or budget or any amendments to such business plan or budget;

               (d) appointment of any Managing Director or Manager of the Company;

               (e) appointment or removal of any Director, or of additional Directors other than Alternate Directors;

               (f) execution of any contracts or agreements between the Company and any Shareholder or Affiliate thereof;

               (g)  any borrowing by the Company;

               (h) any single extension of credit or the incurring or making of any capital expenditure other than provided for in the approved business plan or budget;

               (i) the registration of any transfer of any Shares (other than a transfer permitted by these Articles);

               (j) recommendation of final dividends, or declaration and payment of interim dividends;

               (k) issuance or furnishing of any guarantee or indemnity by the Company in favour of lenders or regulatory authorities;

               (l) any decision to sell any Shares or investments comprising any investment by the Company and/or any direct or indirect involvement of the Company in any Initial Public Offering;

               (m) any increase or decrease in the amount of the authorised or paid-up capital of the Company, and any public issue or private placement of Shares.

                            PREFERENCE CLASS MEETINGS

87. Any matter pertaining to the terms of the Preference Shares of the Company shall require the consent of a class meeting of the holders of such shares.

                                 GENERAL MEETING

88. An annual general meeting ("AGM") of the Shareholders shall be held each calendar year, provided that not more than fifteen months shall have elapsed between one AGM and the next. Any meeting of the Shareholders other than an AGM shall be an extraordinary general meeting ("EGM"). An AGM or EGM may be called by giving at least twenty-one (21) days' written notice to the Shareholders.

89. The quorum for an AGM or EGM with respect to any agenda shall be at least five (5) Shareholders present in person, provided that at least one representative of UMTI and ATIM shall be present in order to constitute a valid quorum. If a proposed AGM or EGM with respect to any agenda is not validly constituted as required by this sub-clause (b), or if a quorum is not maintained throughout such meeting, the meeting shall be adjourned to a subsequent day which shall be no later than seven (7) days after the previous adjourned meeting. In the event that no quorum is present at the adjourned meeting, the Shareholder(s) present shall constitute a quorum and proceed with the meeting.

90. The Chairman (appointed in accordance with Article 78 hereof) shall be chairman of each AGM or EGM. If the Chairman is not present, the Shareholders present may elect any other director present as the chairman of the said AGM or EGM. The chairman of the AGM or EGM shall not have a casting vote.

                                Voting at Meeting

                           Votes at Shareholders Level

91. The following matters requiring Shareholder's approval shall require a special resolution of the Shareholders of the Company:

     (a)  any amendments to these Articles;

     (b) any increase or decrease in the amount of the authorised or paid-up equity capital of the Company, and any public issue or private placement of Shares;

     (c) any merger or consolidation or any other manner of reorganisation involving the Company;

     (d) winding up or dissolution of the Company, or making of any composition or arrangement with creditors whether generally or specifically;

     (e) other than in the ordinary course of business, sale, transfer, assignment, lease, creation of any right, title or interest in favour of any other person or other disposal of any part of the Company's undertaking, property or assets (or any interest therein) or entry into a contract to do so, or creation of any pledge, encumbrance or any security interest over the whole or any part of the Company's undertaking, property or assets; and

     (f)  removal or replacement of the Company's auditors.

                                Decision by poll

92. If a poll is duly demanded, it shall be taken in such manner as the Chairman directs and the results of the poll shall be deemed to be the decision of the meeting on the resolution in respect of which the poll was demanded.

93. Any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll.

                                 Vote of Members

94. (a) On a show of hands every member holding equity Shares and present in person shall have one vote;

     (b) On a poll, every member holding equity Shares therein shall have voting rights in proportion to his share of the paid-up equity Share capital;

     (c) On a poll, a member having more than one vote, or his proxy or other person entitled to vote for him need not use all his votes in the same way.

                             Voting by joint-holders

95. In the case of joint holders the vote of the first named of such joint holders who tenders a vote whether in person or proxy shall be accepted to the exclusion of the votes of other joint holders.

                                      PROXY

96.  On a poll, votes may be given either personally or by proxy.

                               Instrument of proxy

97. (a) The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer is a Corporation, either under its Common Seal or under the hand of its attorney duly authorised in writing. Any person, whether or not he is a member of the Company, may be appointed as a proxy.

     (b) The instrument appointing a proxy and the Power of Attorney or other authority (if any) under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the registered office of the Company not less than forty eight hours prior to the time fixed for the meeting in question, failing which the instrument of proxy shall be invalid.

                                  Form of proxy

98. The form of proxy shall be Two Way Proxy, as given in Schedule IX of the Act, enabling the shareholders to vote for/against any resolution.

                                Validity of proxy

99. A vote given under the terms of an instrument of proxy shall be valid, notwithstanding the previous death or insanity of the principal, or the revocation of the proxy, or of the authority under which the proxy was executed, or transfer the Shares in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at its registered office before the commencement of the meeting, or adjourned meeting, at which the proxy is used.

                                Corporate members

100. Any corporation which is a member of the Company may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company and the said person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could have exercised if it were an individual member of the Company.

                                   WINDING UP
                             Distribution of assets

101. If the Company shall be wound up, and the assets available for distribution amongst the members shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that as nearly as may be, and any shortfall on distribution shall be borne by the members respectively in proportion to the capital paid-up by them at the commencement of the winding up. And if on a winding up the assets available for distribution among the members shall be exceed the amount necessary to repay the whole of the capital paid-up at the commencement of the winding up, the excess shall be distributed amongst the members respectively in proportion to the capital, paid-up by them on commencement of the winding up. Provided that this Article is to be without prejudice to the rights of the holder of shares of any class issued upon special terms and the conditions and the provisions of Article 12 hereof in particular.

                         Distribution in specie or kind

102. (a) If the Company shall be wound up, whether voluntarily or otherwise, the liquidators in accordance with the provisions of law for the time being in force, may with the sanction of a special resolution, divide amongst the contributories, in specie or kind, any part of the assets of the Company and may, with the like sanction, vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories, or any of them as the liquidators, with the like sanction shall think fit.

     (b) If thought expedient any such division may, subject to the provisions of the Act and/or any other applicable law for time in force, be otherwise than in accordance with the legal rights of the contributories (except where unalterably fixed by the Memorandum of Association) and in particular any class may be given preferential or special rights or may be excluded altogether or in part.

     (c) In case any Share to be divided as aforesaid involve a liability to call or otherwise any person entitled under such division to any of the said Shares may within ten days after the passing of the Special Resolution by notice in writing direct to the liquidators to sell his proportion and pay him the net proceeds and liquidators shall if practicable act accordingly.

                      Right of shareholders in case of sale

103. A special resolution sanctioning a sale to any other Company duly passed pursuant to Section 494 of the Act may, subject to the provisions of the Act in like manner as aforesaid, determine that any Shares or other consideration receivable by the liquidators be distributed amongst the members otherwise than in accordance with their existing rights and any such determination shall be binding upon all the members.

                                BOOKS AND RECORDS

104. The Company shall maintain minutes books (of Board meetings or committees of the Board and general meetings) and all other statutory records and books of accounts in accordance with the applicable provisions of the Act.

                         FINANCE ACCOUNTING AND AUDITING

105. The Company shall appoint as the Company's Auditors, an independent internationally reputable firm of certified public accountants registered in India as well as abroad to examine and verify the annual report on the final accounts. A certificate for auditing has to be formally issued by such accountant firm, to which the auditor belongs. Such auditing shall be conducted within a reasonable period of time, prior to the beginning of the relevant session of the Board, in order that the said accounting statements and the balance sheets can be audited for the approval procedure.

                                    ACCOUNTS

106. (a)  The Board shall cause proper books of account to be maintained under
          Section 209 of the Act.

     (b) Subject to the provisions of Section 209A of the Act, the Board shall also, from time to time, determine whether and to what extent and at what times and places and under what conditions or regulations the account books of the Company (or any of them) shall be open to the inspection of members.

     (c) Subject to the provisions of Section 209A of the Act, no member (not being a Director) or other person shall have any right of inspecting any account book or document of the Company except as conferred by law or authorised by the Board or by the Company in general meetings.

                                      AUDIT

                      Balance Sheet and Profit Loss Account

107. The Balance Sheet and Profit Loss Account of the Company will be audited once a year by a qualified auditor in accordance with the provisions of the Act.

                             Accounts to be Audited

108. Every Balance Sheet and Profit & Loss Account shall be audited by one or more Auditors to be appointed as hereinafter set out.

                                    Auditors

109. (a) The Company may, at a general meeting, remove any Auditor and appoint in its place any other person nominated for appointment by any member of the Company and of whose nomination special notice has been given to the members of the Company, not less than fourteen days before the date of the meeting.

     (b) The Company at the annual general meeting each year shall appoint an Auditor to hold office from the conclusion of that meeting until the conclusion of the next annual general meeting and every Auditor so appointed shall be intimated of his appointment within seven days.

     (c) Where at an annual general meeting, no Auditor is appointed, the Central Government may appoint a person to fill the vacancy.

     (d) The Company shall within seven days of the Central Government's power under sub-clause (c) becoming exercisable, give notice of that fact to the Government.

     (e) The Directors may fill any casual vacancy in the office of an Auditor, but while any such vacancy continues, the remaining Auditor (if any) may act. Where such a vacancy is caused by the resignation of an Auditor, the vacancy shall only be filled by the Company in general meeting.

     (f) A person, other than a retiring Auditor, shall not be capable of being appointed at an annual general meeting unless special notice of a resolution of appointment of that person to the office of Auditor has been given by a member to the Company not less than fourteen days before the meeting in accordance with Section 190 of the Act. The Company shall send a copy of any such notice to the retiring Auditor and shall give notice thereof to the members in accordance with the provisions of Section 190 and the provisions of Section 225 of the Act shall also apply in the matter. The provisions of this sub-clause shall also apply in respect of any resolution to the effect that retiring auditor shall not be re-appointed.

     (g) The persons qualified for appointment as Auditors shall be only those referred to in Section 226 of the Act.

                             Audit of Branch Offices

110. The Company shall comply with the provisions of the Act in relation to the audit of the accounts of Branch Offices of the Company.

                            Remuneration of Auditors

111. The remuneration of the Auditors shall be fixed by the Board as authorised in general meeting from time to time.

112. All Accounts of the Company, when audited and approved by a General Meeting, shall be conclusive except as regards any error discovered therein within three months following the approval thereof. Any such error discovered within such three month period shall forthwith be corrected in accordance with the terms of any Resolution in respect thereof and such amended Accounts shall henceforth be conclusive.

                                     SECRECY

113. Every Director, manager, auditor, trustee, member of a committee, officer, servant, agent, accountant or other person employed in the business of the Company shall, if so required by the Board before entering upon their duties, sign a declaration pledging to observe strict secrecy respecting all bona fide confidential information of the Company and its customers and shall by such declaration pledge not to reveal any of the matters which may come to their knowledge in the discharge of their duties, except as required by the directors, or by any general meeting of the Company, or by the law of the country, or so far as may be necessary in order to comply with any of the provisions in these presents and the provisions of the Act.

                           OPERATION OF BANK ACCOUNTS

114. The Board shall have the power to authorise any Director or Directors or any officers to open bank accounts; to sign cheques on behalf of the Company; to operate all banking accounts of the Company; and to receive payments, make endorsements, draw and accept negotiable instruments, hundies and bills. In addition, the Directors may authorise any other person or persons to exercise such powers.

                                    INDEMNITY

115. Subject to the provisions of Section 201 of the Act, every Director or Officer, or employee of the Company or any person (whether an officer of the Company or not) employed by the Company or Auditor shall be indemnified by the Company out of the assets of the Company against all liabilities incurred by such Director, Officer or Auditor and it shall be the duty of the Directors out of the funds of the Company, to pay all costs, charges, losses and damages which any such person may incur or become liable to by reason of any contract entered into or any act, deed, matter or thing done, concurred or omitted to be done by him in any way in or about the execution or discharge of his duties or supposed duties (except such if any as he shall incur or sustain through or by his own wrongful act neglect or default) including expenses and in particular and so as to limit the generality of the foregoing provisions against all liabilities incurred by such Director, Officer or Auditor or other employee of the Company in defending any proceedings whether civil or criminal in which judgement is given in his favour, or in which he is acquitted or in connection with any application under Section 633 of the Act in which relief is granted to him by the Court.

                              AMENDMENT OF ARTICLES

116. The Articles set out herein above may be altered or amended at any time subject to the provisions of the Act and/ these Articles

                                      SEAL

117. The Company shall have a Common Seal and the Board shall provide for the safe custody thereof. The Seal shall not be affixed to any instrument except by the authority of a resolution of the Board and in the presence of two Directors or such other persons the Board may appoint for the purpose and such Director or other persons aforesaid, shall sign every instrument to which the Seal of the Company is so affixed in their presence.

118. The Board may decide on an official seal for use by the Company outside India in any place or places where the Company's objects require the transaction of business outside India. This seal shall be a facsimile of the official seal of the Company with the addition on its face of the name of the country where it is to be used. The Board shall decide on the manner in which the seal shall be used and the person or person in whose presence it shall be affixed to documents to which the company is a Party.

                             UMT INVESTMENTS LIMITED
      Regd. Off: 2A, Landmark, 228-A, A. J. C. Bose Road, Kolkata - 700 020
--------------------------------------------------------------------------------

CERTIFIED COPY OF THE RESOLUTION PASSED BY THE BOARD OF DIRECTORS OF UMT INVESTMENTS LIMITED AT THE MEETING HELD ON 9 APRIL 2004 AT BAKHTAWAR, 3RD FLOOR, 229, NARIMAN POINT, MUMBAI 400 021
--------------------------------------------------------------------------------

"RESOLVED THAT the company do hereby approve entering into a new shareholders agreement in respect of the Company's investment in Usha Martin Telematics Limited in place of the existing one with the other investors and that Mr. Shivendra Gupta, Director and Mr. S. A. Narayan, Director be and are severally authorised to execute the agreement as per the draft placed before the board."
--------------------------------------------------------------------------------

For UMT INVESTMENTS LIMITED


/s/ Shivendra Gupta
--------------------------
Shivendra Gupta
Director

                         USHA MARTIN TELEMATICS LIMITED
      Regd. Off: 2A, Landmark, 228-A, A. J. C. Bose Road, Kolkata - 700 020
--------------------------------------------------------------------------------

CERTIFIED COPY OF THE RESOLUTION PASSED BY THE BOARD OF DIRECTORS OF USHA MARTIN TELEMATICS LIMITED AT THE MEETING HELD ON 9 APRIL 2004 AT BAKHTAWAR, 3RD FLOOR, 229, NARIMAN POINT, MUMBAI 400 021
--------------------------------------------------------------------------------

"RESOLVED THAT the Board do hereby approve the shareholders agreement as per the draft placed before the board and that the Directors of the Company be and are hereby severally authorised to execute the agreements, documents and to perform such acts, deeds necessary to give effect to this resolution."
--------------------------------------------------------------------------------

For USHA MARTIN TELEMATICS LIMITED


/s/ Shivendra Gupta
--------------------------
Shivendra Gupta
Director